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                                ARTICLES OF AMENDMENT
                                       TO THE
                              ARTICLES OF INCORPORATION
                                          OF
                           THE DREYFUS/LAUREL FUNDS, INC.

              Pursuant to Sections 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, The Dreyfus/Laurel Funds, Inc. (the
     "Corporation") adopts the following Articles of Amendment to the Corporation's Articles of Incorporation:

              FIRST: The name of "Dreyfus S&P 500 Stock Index Fund" is changed to "Dreyfus Institutional S&P 500 Stock Index Fund" effective September 1, 1995.

              SECOND: The name of each of the following series of the Corporation is changed as follows effective September 18, 1995:
     "Dreyfus/Laurel Institutional U.S. Treasury Money Market Fund" to "Dreyfus Institutional U.S. Treasury Money Market Fund"; "Dreyfus/Laurel Institutional Government Money Market Fund" to "Dreyfus Institutional Government Money Market Fund"; and "Dreyfus/Laurel Institutional Prime Money Market Fund" to "Dreyfus Institutional Prime Money Market Fund."

              THIRD: The Amendments contained herein were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

              FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended.

              IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment to the Corporation's Articles of Incorporation on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

     Dated:  August 30, 1995

                                       THE DREYFUS/LAUREL FUNDS, INC.

     Attest:  /s/Ruth Leibert          By:      /s/Eric Fischman
              ---------------                   ----------------
     Name:       Ruth Leibert          Name:       Eric Fischman

     Title:   Assistant Secretary      Title:   Vice President
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